Exhibit 5.1
June 7, 2007
ChinaCast Education Corporation
25 Fl., Qiang Sheng Mansion
No. 145 Pu Jian Road, Pudong District
Shanghai, 21127, PRC

Re:	Registration Statement on Form SB-2 (File No. 333-140638)
Ladies and Gentlemen:
     We have acted as counsel to ChinaCast Education Corporation, a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to sale by the selling stockholders listed therein of up to 17,961,645 shares of the Company’s common stock, par value $.0001 per share (the “Shares”).
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.
     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.
     We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations with respect thereto.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Loeb & Loeb LLP
LOEB & LOEB LLP